Exhibit 99.1

Crestwood Midstream Partners to Participate in the

GHS 100 Energy Conference

HOUSTON, TEXAS, June 25, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that Mark Stockard, Treasurer and Vice President of Investor Relations, is scheduled to present at the Global Hunter Securities 100 Energy Conference in San Francisco, California, on Tuesday, June 26, 2012, at approximately 8:00 a.m. Pacific Time. A copy of the presentation will be available the day of the event and may be obtained from the Investor Relations section of the Partnership’s website at www.crestwoodlp.com.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Haynesville/Bossier Shale in western Louisiana, the Granite Wash in the Texas Panhandle, the Avalon Shale in southeastern New Mexico and the Marcellus Shale in northern West Virginia. For more information about Crestwood, visit www.crestwoodlp.com.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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